Exhibit 3.4

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WAYFAIR INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Wayfair Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Wayfair Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law by the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on August 8, 2014 under the name Wayfair Inc.  The Certificate of Incorporation was amended and restated on October     , 2014.

2.                                      That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is Wayfair Inc. (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The Corporation is authorized to issue shares of capital stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation is authorized to issue is 691,546,934 shares, consisting of: 500,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 164,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and 27,546,934 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).  Immediately upon the filing of this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware (the “Effective Time”), each share of the

Corporation’s Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock.  Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock shall from and after the Effective Time be deemed to represent shares of Class B Common Stock, without the need for surrender or exchange thereof.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.  Unless otherwise indicated, references to “sections” or “subsections” in this Part A of this Article Fourth refer to sections and subsections of Part A of this Article Fourth.

1.                                      Voting Rights.

1.1                               General Right to Vote Together; Exception.  Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders; provided, however, the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor. Notwithstanding anything to the contrary set forth herein, the holders of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the General Corporation Law.

1.2                               Votes Per Share.  Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each such share.

2.                                      Identical Rights.  Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

2.1                               Dividends and Distributions.  Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis,

with respect to the declaration and payment or distribution of any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each such class is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, that in the event a Distribution is paid in the form of Class A Common Stock or Class B Common Stock (or Rights to acquire such stock), then holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire such stock, as the case may be), and holders of Class B Common Stock shall receive Class B Common Stock (or Rights to acquire such stock, as the case may be), with holders of Class A Common Stock and Class B Common Stock receiving an identical number of shares of Class A Common Stock or Class B Common Stock (or Rights to acquire such stock, as the case may be).

2.2                               Subdivision, Combination or Reclassification.  If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class shall be proportionately subdivided, combined or reclassified concurrently therewith in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification, unless different treatment of the shares of each such class is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

2.3                               Equal Treatment in a Change of Control Transaction or Merger or Consolidation.  In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.  Any merger or consolidation of the Corporation with or into any other entity, or any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, in each case which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having substantially identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.

3.                                      Conversion of Class B Common Stock.

3.1                               Voluntary Conversion.  Each one (1) share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the holder thereof at any time.  Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock or Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted and the name or names in which the certificate or certificates representing the shares of Class A Common Stock issued upon such conversion are to be issued or the name or names in which such shares are to be registered in book-entry form. Thereupon the Corporation shall (1) if such shares are certificated, promptly issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled upon such conversion or (2) if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of, if such shares are certificated, such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted or, if such shares are uncertificated, then upon the written notice of such holder’s election to convert by this Subsection 3.1. The person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

3.2                               Automatic Conversion.  Each one (1) share of Class B Common Stock shall automatically, without any further action on the part of the Corporation or the holder thereof, convert into one (1) share of Class A Common Stock upon a Transfer of such share of Class B Common Stock; provided that no such automatic conversion shall occur in the case of a Transfer by a Class B Stockholder, for tax or estate planning purposes, to any of the persons or entities listed in Subsections 3.2.1 through 3.2.6 below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder:

3.2.1                     a trust for the benefit of such Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

3.2.2                     a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

3.2.3                     an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

3.2.4                     a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

3.2.5                     a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

3.2.6                     a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

3.3                               Final Conversion of Class B Common Stock.  On the Final Conversion Date, each one (1) issued share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock.  Following such conversion, the reissuance of all shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the General Corporation Law and the filing with the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to the Class B Common Stock in the Restated Certificate shall be eliminated.  Upon conversion of Class B Common Stock into

Class A Common Stock on the Final Conversion Date, all rights of holders of shares of Class B Common Stock shall cease and (a) if such shares are certificated, the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued or (b) if such shares are not certificated, the person registered as the owner of such shares in book-entry form, shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

3.4                               Procedures.  The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred.  A determination by the Board of Directors of the Corporation that a Transfer has resulted or will result in a conversion of the Class B Common Stock to Class A Common Stock shall be conclusive and binding.

3.5                               Immediate Effect.  In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 3, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred.

3.6                               Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary set forth herein, if the date on which any share of Class B Common Stock is converted into Class A Common Stock occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any Distribution to be paid to on the shares of Class B Common Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such Distribution on such payment date; provided, however, that notwithstanding any other provision of this Restated Certificate, to the extent that any such Distribution is payable in shares of Class B Common Stock (or Rights to acquire such stock), such Distribution shall, to the fullest extent permitted by applicable law, be deemed to have been declared, and shall be payable in, shares of Class A Common Stock (or Rights to acquire such stock), and no shares of Class B Common Stock (or Rights to acquire such stock) shall be issued in payment thereof.

3.7                               Reservation of Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

4.                                      No Further Issuances.  Except for the issuance of Class B Common Stock issuable upon exercise of Rights outstanding at the Effective Time, the reclassification of shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock or as a dividend payable in accordance with Article IV, Section C.2(a), the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock.

B.                                    PREFERRED STOCK

Of the authorized shares of Preferred Stock, 17,666,664 shares are designated “Series A-1 Preferred Stock”, 3,885,137 shares are designated “Series A-2 Preferred Stock”, and 5,995,133 shares are designated “Series B Preferred Stock”.  The Series A-1 Preferred Stock and Series A-2 Preferred Stock are referred to together herein as the “Series A Preferred Stock”. The Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.                                      Dividends.  The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Restated Certificate) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series of capital stock that is convertible into Class B Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Class B Common Stock and (B) the number of shares of Class B Common Stock issuable upon conversion of a share of such series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series of capital stock that is not convertible into Class B Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price or Series B Original Issue Price, as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Preferential Payments to Holders of Series A Preferred Stock and Series B Preferred Stock.

(a)                                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Preference Amount (in the case of shares of Series A Preferred Stock) or the Series B Preference Amount (in the case of shares of Series B Preferred Stock), or (ii) such amount per share as would have been payable had each such share been converted into Class B Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (including, for the avoidance of doubt, without duplication, any amounts payable pursuant to Sections 4.3.3 or 5.2) (the amount payable to holders of Series A Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”, and the amount payable to holders of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”).  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1(a), the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)                                 Base Preference Return. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Preferred Stock pursuant to Subsection 2.1(a), the holders of Series A Preferred Stock then outstanding that have received preferential amounts pursuant to Section 2.1(a)(i) shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) the Series A-1 Base Preference Return (in the case of Series A-1 Preferred Stock) and (ii) the Series A-2 Base Preference Return (in the case of Series A-2 Preferred Stock), in each case reduced by the aggregate amount of any Special Series A Distributions previously made with respect to each Series A Unit that was exchanged for each such share of Series A Preferred Stock.  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1(b), the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Series A-1 Preferred Stock and Series A-2 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such Series A-1 Preferred Stock and Series A-2 Preferred Stock were paid in full.

2.2                               Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, subject to Section 2.1 of Part A, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3                               Deemed Liquidation Events.

2.3.1                     Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least ninety percent (90%) of the outstanding shares of Preferred Stock elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)                                 a merger or consolidation in which

(i)                                     the Corporation is a constituent party or

(ii)                                  a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all Common Stock issuable upon exercise of Options outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any Subsidiary of the Corporation of all or substantially all or a significant portion of the assets of the Corporation and its Subsidiaries, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more Subsidiaries of the Corporation if substantially all of the assets of the Corporation and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Corporation; or

(c)                                  the sale, exchange or transfer by the Corporation’s stockholders, directly or indirectly, of at least a majority of the voting control, in a single transaction or series of related transactions.

2.3.2                     Effecting a Deemed Liquidation Event.

(a)                                 The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within thirty (30) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the thirtieth (30th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock; and (ii) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock in the case of Series A Preferred Stock and at least two-thirds of the then outstanding shares of Series B Preferred Stock, in the case of Series B Preferred Stock (as applicable, the “Deemed Liquidation Requesting Holders”) so request in a written instrument delivered to the Corporation not later than forty (40) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation, including at least a majority of the Series A Directors), together with any other assets of the Corporation available for redemption, all to the extent permitted by Delaware law governing redemptions (the “Available Proceeds”), on the forty-fifth (45th) day after such Deemed Liquidation Event, to redeem, in the case of a request by at least a majority of the then outstanding shares of Series A Preferred Stock, all outstanding shares of Series A Preferred Stock at a price per share equal to the sum of the Series A Preference Amount and the Series A-1 Base Preference Return or Series A-2 Base Preference Return, as applicable, and, in the case of a request by at least two-thirds of the then outstanding shares of Series B Preferred Stock, all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock held by the Deemed Liquidation Requesting Holders, the Corporation shall, to the extent of such Available Proceeds, (i) first make payments to the holders holding Series A Preferred Stock and/or Series B Preferred Stock ratably based on the Series A Preference Amount and Series B Preference Amount, respectively, and (ii) then make payments ratably to the holders holding Series A Preferred Stock until such holders have received in full the Series A-1 Base Preference Return with respect to the Series A-1 Preferred Stock being redeemed and Series A-2 Base Preference Return with respect to the Series A-2 Preferred Stock being redeemed and shall make any remaining redemption payments outstanding on the Preferred Stock as soon as it may lawfully do so under the General Corporation Law.  Prior to the redemption provided for in this Subsection 2.3.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event, with winding up the Corporation or in the ordinary course of business (provided the Corporation is still conducting business).

2.3.3                     Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation (including at least a majority of the Series A Directors).

2.3.4                     Allocation of Escrow and Contingent Consideration.  In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon release of escrow or satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.                                      Voting.

3.1                               General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of votes such holder would be entitled to cast if all shares of Preferred Stock held by such holder were converted into Class B Common Stock as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2                               Election of Directors.  The holders of record of the shares of Series A Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation (the “Series A Directors”) and the holders of record of the shares of Common Stock, voting exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of shares of Series A Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.  Subject to a Redemption Failure, the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3                               Preferred Stock Protective Provisions.  At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do and shall not permit any subsidiary to do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1                     other than as provided in Section 3 of the Voting Agreement, liquidate, dissolve or wind-up the business and affairs of the Corporation or any Subsidiary, effect any merger or consolidation or any other Deemed Liquidation Event, sell all or a significant portion of the Corporation’s assets (other than sales of products in the ordinary course of business), or consent to any of the foregoing;

3.3.2                     amend, alter or repeal any provision of the Restated Certificate or Bylaws of the Corporation or the governing or organizational documents of any Subsidiary;

3.3.3                     create, or authorize the creation of, or issue or obligate itself to issue any shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of any dividends and rights of redemption, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4                     (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Stock in respect of any such right, preference or privilege;

3.3.5                     purchase or redeem (or permit any Subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the

Preferred Stock as expressly authorized herein, (ii) repurchases of shares of capital stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any Subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iii) pursuant to the exercise by the Corporation of a contractual right of first refusal over such stock at the lower of the agreed purchase price or the then current fair market value thereof;

3.3.6                     create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or incur any other indebtedness, or permit any subsidiary to take any such action with respect to any debt security or other indebtedness, if the aggregate indebtedness of the Corporation and its Subsidiaries (excluding (i) indebtedness between the Corporation and its wholly owned subsidiaries and (ii) property, equipment or capital leases, short-term payables and similar indebtedness of a nature currently incurred by the Corporation in the ordinary course of business) following such action would exceed $15,000,000;

3.3.7                     create, or hold equity securities in, any Subsidiary that is not wholly owned (either directly or through one or more other Subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any equity interests or capital stock of any direct or indirect Subsidiary of the Corporation, or permit any direct or indirect Subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all or a significant portion of the assets of such Subsidiary or permit any Subsidiary to issue, or obligate itself to issue, or sell, transfer or otherwise dispose of, securities to any entity or person other than the Corporation or another wholly-owned Subsidiary;

3.3.8                     increase or decrease the authorized number of directors constituting the Board of Directors;

3.3.9                     adopt any new, or amend any existing, equity incentive plan, or cause or permit any direct or indirect Subsidiary of the Corporation to take any such action; or

3.3.10              change the rights, preferences, powers or privileges of the Preferred Stock set forth herein.

3.4                               Series B Preferred Stock Protective Provisions.  At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do and shall not permit any subsidiary to do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.4.1                     increase or decrease the authorized number of shares of Series B Preferred Stock;

3.4.2                     amend, alter or repeal any provisions of the Restated Certificate in a manner that would adversely affect the rights, preferences and privileges of the Series B Preferred Stock; provided that the creation, authorization and/or issuance of, and/or the obligation to issue, any shares of any additional class or series of capital stock that rank senior to or pari passu with the Series B Preferred Stock with respect to the (x) distribution of assets on the liquidation, dissolution or winding up of the Corporation, or (y) payment of any other dividends and rights of redemption and that is approved in accordance with Section 3.3 shall not be deemed to adversely affect the rights, preferences and privileges of the Series B Preferred Stock; or

3.4.3                     (a) amend, alter or repeal the definition of “Series B Preference Amount;” (b) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of any other dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference or privilege; or (c) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of any other dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege.

4.                                      Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, or the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, as the case may be.  The “Series A Conversion Price” is currently equal to the Series A Original Issue Price.  The “Series B Conversion Price” is currently equal to the Series B Original Issue Price.  Such initial Series A Conversion Price and Series B Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Class B Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares.  No fractional shares of Class B Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class B Common Stock as determined in good faith by the Board of Directors of the Corporation (including at least a majority of the Series A Directors).  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class B Common Stock and the aggregate number of shares of Class B Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class B Common Stock, such holder shall (a) provide written notice to the Corporation that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event upon which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent).  Such notice shall state such holder’s name as it appears on the books and records of the Corporation or the names of the nominees in which such holder wishes the shares of Class B Common Stock to be issued.  If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the Corporation of such notice (or if later, the effectiveness of such notice) and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Class B Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class B Common Stock, and (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Restated Certificate.

4.3.3                     Effect of Conversion. (3.6.4(c))  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class B Common Stock in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2.  Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. Notwithstanding anything herein to the contrary, upon any conversion of Series A Preferred Stock pursuant to this Subsection 4.3, each holder of Series A Preferred Stock shall be entitled, subject to the availability of lawful funds therefor, to a cash payment with respect to each share of Series A Preferred Stock surrendered for conversion by such holder equal to the Series A-1 Conversion Payment Amount or Series A-2 Conversion Payment Amount, as applicable, in each case reduced by the aggregate amount of any Special Series A Distributions previously made with respect to each Series A Unit that was exchanged for each such share of Series A Preferred Stock.

4.3.4                     No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price or Series B Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Class B Common Stock delivered upon conversion.

4.3.5                     Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class B Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class B Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Series A Conversion Price and Series B Conversion Price for Diluting Issues.

4.4.1                     [Intentionally Omitted]

4.4.2                     No Adjustment of Series A Conversion Price or Series B Conversion Price.  No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of

Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Excluded Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price or Series B Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price or Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price or Series B Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price or Series B Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price or Series B Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price or Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Excluded Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price or Series B Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed for purposes of this Subsection 4.4.3 to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price or Series B Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price or Series B Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price or Series B Conversion Price, as applicable, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price or Series B Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price or Series B Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price or Series B Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Series A Conversion Price and Series B Conversion Price Upon Issuance of Additional Shares of Common Stock.

(a)                                 In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(ii)                                  “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(b)                                 In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(ii)                                  “CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                     Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, including a majority of the Series A Directors; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation, including a majority of the Series A Directors.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3 relating to Options and Convertible Securities shall be determined by dividing:

(i)                                     The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price or Series B Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price or Series B Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price and Series B Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall declare and pay or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price and Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such event or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and Series B Conversion Price then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and Series B Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock and Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock and Series B Preferred Stock had been converted into Class B Common Stock on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall declare and pay or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock and Series B Preferred Stock shall receive, simultaneously with the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock and Series B Preferred Stock had been converted into Class B Common Stock on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock and Series B Preferred Stock shall thereafter be convertible in lieu of the Class B Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class B Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price and Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock and Series B Preferred Stock.  For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in any such appraisal proceeding.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock or Series B Preferred Stock, as the case may be, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price or Series B Conversion Price, as the case may be, then in effect, and (ii) the number of shares of Class B Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall fix a record date of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock or Series B

Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock.  Such notice shall be sent at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.  Upon either (a) the closing of a Qualified Public Offering or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of (i) at least a majority of the then outstanding shares of Series A Preferred Stock and (ii) at least two-thirds of the then outstanding shares of Series B Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such votes or written consents is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class B Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1. and (ii) such shares may not be reissued by the Corporation.

5.2                               Procedural Requirements.  All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class B Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted Preferred Stock shall be retired and cancelled and shall not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.  Notwithstanding anything herein to the contrary, upon any conversion of Series A Preferred Stock pursuant to this Section 5.2, each holder of Series A Preferred Stock shall be entitled to a cash payment with respect to each share of Series A Preferred Stock converted in accordance with this Subsection 5.2 equal to the Series A-1 Conversion Payment Amount or Series A-2 Conversion Payment Amount, as applicable, reduced by the aggregate amount of the Special Series A Distributions previously made with respect to those shares.

6.                                      Redemption.

6.1                               Redemption. If a holder or holders of outstanding Preferred Stock provide written notice requesting redemption of Preferred Stock (such holder or holders, the “Redemption Requesting Holders”), to the Corporation at any time on or after April 21, 2019 (a “Redemption Request”), the Corporation shall, unless prohibited by applicable laws governing redemption, (a) redeem the number of shares of Preferred Stock that are designated for redemption in the Redemption Request at a price (the “Redemption Price”) per share of Series A Preferred Stock equal to the sum of the Series A Preference Amount plus the Series A-1 Base Preference Return or Series A-2 Base Preference Return, as applicable, in each case reduced by the aggregate amount of any Special Series A Distributions previously made with respect to each Series A Unit that was exchanged for each such share of Series A Preferred Stock and per share of Series B Preferred Stock equal to the Series B Preference Amount, in all cases as of the applicable Redemption Date (as defined below), in a single installment not more than sixty (60) days after receipt by the Corporation of the Redemption Request. Within ten (10) days of receipt of a Redemption Request, the Corporation shall provide a written notice (a “Redemption Alert”) to each holder of Preferred Stock stating (i) that the Corporation has received a Redemption Request, (ii) the identity of the Redemption Requesting Holders, (iii) the Redemption Date (as defined below) and Redemption Price, and (iv) the number and percentage of each Redemption Requesting Holder’s outstanding Preferred Stock that are subject to redemption pursuant to such Redemption Request.  Upon receipt of a Redemption Alert, each holder of Preferred Stock may, within twenty (20) days of such receipt, deliver a written notice (a “Secondary Redemption Request”) to the Corporation requesting redemption of some or all of the Preferred Stock held by such holder, in which case such Preferred Stock shall be subject to redemption by the Corporation in accordance with the provisions of this Section 6, and such holder shall be deemed to be a Redemption Requesting Holder.  In the event of a Redemption Request by a holder or holders of Series A Preferred Stock, the Redemption Alert provided to each holder of Series B Preferred Stock shall also include a copy of all material provided to holders of Series A Preferred Stock pursuant to each of Sections 3.1(b)(1)-(5) of the Investor Rights Agreement (and not previously provided to the holders of Series B Preferred Stock) or other material information regarding the Corporation provided to any holder of Series A Preferred Stock (and not previously provided to the holders of Series B Preferred Stock), in each case, in the twelve (12) months immediately preceding the Redemption Alert.  Upon receipt of a Redemption Request or a Secondary Redemption Request, the Corporation shall (A) apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by the General Corporation Law and (B) take any action necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Preferred Stock required to be so redeemed, including (x) to the extent permissible under applicable law, causing a revaluation of the assets of the Corporation to create sufficient surplus to make such redemption and (y) incurring any indebtedness necessary that does not create surplus under applicable laws governing redemption to make such redemption.  The date of any such redemption payment shall be referred to as a “Redemption Date.”  Subject to the provisions of Section 6.3 below, if on any Redemption Date applicable laws governing redemption prevent the Corporation from redeeming all of the shares of Preferred Stock held by the Redemption Requesting Holders to be redeemed, the Corporation shall ratably redeem the maximum number of shares of Preferred Stock that it may redeem consistent with such law, and shall redeem the remaining shares of Preferred Stock as soon as it may lawfully do so under such law.

6.2                               Redemption Failure. In the event that any shares of Preferred Stock to be redeemed pursuant to Section 6.1 are not redeemed in accordance with last sentence of Section 6.1 (for any reason, including by reason of applicable laws governing redemption preventing the Corporation from redeeming such shares) (such event, a “Redemption Failure”), the holders of the unredeemed shares of Preferred Stock shall be entitled to default interest on such unredeemed shares of Preferred Stock at a per annum rate equal to 10% on the unpaid amount, which amount shall be increased by 1% at the end of each three-month period thereafter until the Redemption Price, and any interest thereon, is paid in full. In addition, in the event of a Redemption Failure in respect of Series A Preferred Stock, (I) each member of the Board of Directors of the Corporation other than the Series A Directors shall immediately cease to be a Director (the “Removed Directors”) without any further action of any of the stockholders of the Corporation being required to effect such removal, (II) until the Redemption Price and any interest thereon, is paid in full and, notwithstanding the provisions of Subsection 3.2, the holders of Common Stock shall not be entitled to elect any Directors of the Corporation, and the holders of at least a majority of the shares of Series A Preferred Stock which were not redeemed as required by the terms of Section 6.1 shall be entitled to fill the vacancies caused by the Removed Directors, and (III) the holders of at least a majority of the shares of Series A Preferred Stock which were not redeemed as required by the terms of Section 6.1 shall be entitled to exercise their right to force a sale of the Corporation as set forth in Section 3.1 of the Voting Agreement (a “Forced Sale”).  Notwithstanding anything herein to the contrary, in the event of a Forced Sale, with respect to any shares of Preferred Stock which were not redeemed by the Corporation on the Redemption Date as required by Section 6.1, the holders of Preferred Stock shall be entitled to receive an amount per share of Preferred Stock equal to the greater of (1) the applicable Redemption Price and (2) the amount that such holder would be entitled to upon consummation of the Forced Sale with respect to the applicable share of Preferred Stock had no Redemption Request been made with respect thereto.

6.3                               Limitations. Any holder or holders of the outstanding shares Series A Preferred Stock and/or Series B Preferred Stock may submit a Redemption Request independent of any other holders, provided that the Corporation will satisfy in full its obligations under any Redemption Requests in the order in which such Redemption Requests are received by the Corporation in accordance with Section 6.1; provided, that, for clarity, any Redemption Requesting Holder that delivers a Secondary Redemption Request in accordance with Section 6.1 shall be deemed part of the underlying Redemption Request and therefore the applicable shares designated for redemption shall be redeemed as if submitted on the same date of the underlying Redemption Request. In the event that, on any given Redemption Date, the Corporation is required to redeem Series A Preferred Stock and Series B Preferred Stock in accordance with Section 6.1 and on such Redemption Date applicable laws governing redemption prevent the Corporation from redeeming all of the Series A Preferred Stock or Series

B Preferred Stock to be redeemed, the Corporation shall, (i) first make payments to the holders of Series A Preferred Stock and/or Series B Preferred Stock to be redeemed ratably based on the Series A Preference Amount and Series B Preference Amount, respectively, and (ii) then make payments ratably to the holders of Series A Preferred Stock until such holders have received in full the Series A-1 Base Preference Return or Series A-2 Base Preference Return, as applicable, with respect to the Series A Preferred Stock being redeemed, in each case reduced by the aggregate amount of any Special Series A Distributions previously made with respect to each Series A Unit that was exchanged for each such share of Series A Preferred Stock and shall make any remaining redemption payments outstanding on the Preferred Stock to be redeemed as soon as it may lawfully do so under such law. For clarity, each holder of Preferred Stock may make more than one Redemption Request and Secondary Redemption Request.

6.4                               Redemption Notice.  Written notice of the redemption (the “Redemption Notice”) shall be sent to each Redemption Requesting Holder not less than 20 days prior to each Redemption Date.  Each Redemption Notice shall state:

(a)                                 the number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Redemption Price; and

(c)                                  the date upon which the holder’s right to convert such shares of Preferred Stock shall terminate (as determined in accordance with Subsection 4.1).

6.5                               Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then all rights with respect to such Preferred Stock shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest to the extent the Redemption Price has not been paid.  For the avoidance of doubt, the Series A-1 Base Preference Return and Series A-2 Base Preference Return, as applicable, shall continue to accrue with respect to each share of Series A Preferred Stock until such date as the holder of the applicable share of Series A Preferred Stock to be redeemed is redeemed and such holder receives the applicable Redemption Price in full.

6.6                               Redeemed or Otherwise Acquired Stock.  Any Preferred Stock which is redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.

7.                                      Waiver.  Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.  Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding.

8.                                      Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic transmission in compliance with the provisions of the General Corporation Law, and shall be deemed given upon such mailing or when directed to such holder in the manner prescribed by applicable law.

FIFTH:  Subject to any additional vote required by the Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  The following indemnification provisions shall apply to the persons enumerated below.

1.                                      Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.                                      Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.                                      Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.                                      Indemnification of Employees and Agents.  The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.                                      Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.                                      Non-Exclusivity of Rights.  The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.                                      Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.                                      Insurance.  The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.                                      Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH:  The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Restated Certificate or Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Twelfth. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

THIRTEENTH:  For purposes of the Restated Certificate, the following terms shall have the following meanings:

“1st Tier Preference Amount” is defined in the definition of “Series A-1 Base Preference Return.”

“2nd Tier Preference Amount” is defined in the definition of “Series A-1 Base Preference Return.”

“1st Tier Return” is defined in the definition of “Series A-1 Conversion Payment Amount.”

“2nd Tier Return” is defined in the definition of “Series A-1 Conversion Payment Amount.”

“3rd Tier Return” is defined in the definition of “Series A-1 Conversion Payment Amount.”

“Additional Consideration” is defined in Part B, Section 2.3.4

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Part B, Subsection 4.4.3, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than the following shares of Common Stock and Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, “Excluded Securities”):

(a)                                 all Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(b)                                 Common Stock, Options or Convertible Securities issued by reason of a dividend or distribution, stock split, split up subdivision, recapitalization or other distribution on Common Stock that is covered by Part B, Subsections 4.5, 4.6, 4.7 or 4.8;

(c)                                  Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its Subsidiaries pursuant to the Corporation’s Plan or any other plan, agreement or arrangement approved by the Board of Directors, including at least a majority of the Series A Directors;

(d)                                 Common Stock or Convertible Securities actually issued upon the exercise of Options or Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(e)                                  Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction entered into for primarily non-equity financing purposes approved by the Board of Directors, including at least a majority of the Series A Directors;

(f)                                   Common Stock, Options or Convertible Securities issued pursuant to the bona fide acquisition of another corporation or entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization, provided that such issuances are approved by the Board of Directors, including at least a majority of the Series A Directors;

(g)                                  Class A Common Stock issued in connection with the sale of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that such issuance is approved by the Board of Directors, including at least a majority of the Series A Directors; or

(h)                                 Common Stock, Options or Convertible Securities issued in connection with technology license, development, OEM, marketing, vendor, distributor or other similar agreements or strategic partnerships entered into for primarily non-equity financing purposes, provided that such issuances are approved by the Board of Directors, including at least a majority of the Series A Directors.

“Available Proceeds” is defined in Part B, Section 2.3.2(b).

“Back End Series A-2 Preferred Return” is defined in the definition of “Series A-2 Conversion Payment Amount”

“Base Series A-2 Preferred Return” is defined in the definition of “Series A-2 Conversion Payment Amount.”

“Board of Directors” or “Board” means the board of directors elected and determined as provided in the Voting Agreement.

“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the

Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation (or the surviving entity or its parent) and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock (or the surviving entity or its parent), in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; or (iii) the recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation (or the surviving entity or its parent) and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock (or the surviving entity or its parent), in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction.

“Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock at the Effective Time and (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time.

“Conversion Rights” is defined in Part B, Section 4.

“Conversion Time” is defined in Part B, Section 4.3.1.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Covered Persons” is defined in Article ELEVENTH.

“Deemed Liquidation Event” is defined in Part B, Section 2.3.1.

“Deemed Liquidation Requesting Holders” is defined in Part B, Section 2.3.2(b).

“Distribution” means (i) any dividend or distribution of cash, property or shares of the Corporation’s capital stock; and (ii) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Effective Time” is defined in the first paragraph of Article FOURTH.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Opportunity” is defined in Article ELEVENTH.

“Excluded Securities” is defined above in this Article THIRTEENTH within the definition of “Additional Shares of Common Stock.”

“Final Conversion Date” means 5:00 p.m.  in New York City, New York on the first Trading Day falling on or after the earlier of (i) the date on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate number of shares of the then outstanding Class A Common Stock and Class B Common Stock or (ii) a date specified by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Class B Common Stock.

“Forced Sale” is defined in Part B, Section 6.2

“Fourth Anniversary” is defined in the definition of “Series A-2 Conversion Payment Amount”.

“Indemnified Person” is defined in Article TENTH.

“Initial Consideration” is defined in Part B, Section 2.3.4.

“Investor Rights Agreement” is the Investor Rights Agreement, dated on or about August 15, 2014  by and among the Corporation and the other parties named therein.

“Mandatory Conversion Time” is defined in Part B, Section 5.1.

“Measurement Date” is defined in the definition of “Series A-2 Conversion Payment Amount.”

“Merger Agreement” is defined in Part B, Section 2.3.2(a).

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Person” means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.

“Plan” means the Corporation’s Second Amended and Restated 2010 Incentive Plan dated as of June 21, 2011, as amended.

“Proceeding” is defined in Article TENTH.

“Qualified Public Offering” shall mean the sale of shares of Class A Common Stock to the public at a price of at least $18.68 per share (subject to appropriate adjustment for equity dividends, equity splits, combinations and other similar recapitalizations affecting the Common Stock) pursuant to the first firm commitment underwritten public offering of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least Seventy Five Million Dollars ($75,000,000) of proceeds directly or indirectly to the Corporation (net of the underwriting discounts or commissions and offering expenses).

“Redemption Alert” is defined in Part B, Section 6.1.

“Redemption Date” is defined in Part B, Section 6.1.

“Redemption Failure” is defined in Part B, Section 6.2.

“Redemption Notice” is defined in Part B, Section 6.4.

“Redemption Price” is defined in Part B, Section 6.1.

“Redemption Request” is defined in Part B, Section 6.1.

“Redemption Requesting Holders” is defined in Part B, Section 6.1.

“Removed Directors” is defined in Part B, Section 6.2.

“Restated Certificate” is defined in the first paragraph of Article FOURTH.

“Right of First Refusal and Co-Sale Agreement” means the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 5, 2014, by and among the Corporation and certain stockholders.

“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be either the New York Stock Exchange or NASDAQ Global Market (or similar national quotation system of the NASDAQ Stock Market) (“NASDAQ”) or any successor exchange of either the New York Stock Exchange or NASDAQ.

“SEC” means the Securities and Exchange Commission.

“Secondary Redemption Request” is defined in Part B, Section 6.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A-1 Base Preference Return” means with respect to each share of Series A-1 Preferred Stock that previously represented a Series A Unit originally issued on or about June 21, 2011, the sum of: (x) an amount (the “1st Tier Preference Amount”) accrued at a rate of fifty-eight and two-tenths percent (58.2%) per annum (accrued daily and compounded quarterly from and after November 30, 2012 through February 28, 2013) on the sum of: (1) the applicable

Series A Original Issue Price and (2) any accrued 1st Tier Preference Amount, without duplication; and (y) an amount (the “2nd Tier Preference Amount”) accruing at a rate of eight percent (8%) per annum (accruing daily and compounding quarterly from and after March 1, 2013 and continuing to accrue with respect to the applicable share of Series A-1 Preferred Stock) on the sum of:  (1) the applicable Series A Original Issue Price, (2) the 1st Tier Preference Amount, and (3) any accrued 2nd Tier Preference Amount, without duplication, to the extent not previously distributed with respect to such Series A Unit.  In connection with any redemption pursuant to Part B, Subsection 6, the Series A-1 Base Preference Return shall continue to accrue until the actual payment of the applicable Redemption Price on each applicable Redemption Date.

“Series A-2 Base Preference Return” means with respect to each share of Series A-2 Preferred Stock that previously represented a Series A Unit originally issued after the Measurement Date, an amount accruing at a rate equal to eight percent (8%) per annum (accruing daily and compounding quarterly from and after the original date of issuance of such Series A Unit and continuing to accrue with respect to the applicable share of Series A-2 Preferred Stock) on the sum of: (1) the applicable Series A Original Issue Price and (2) any accrued Series A-2 Base Preference Return, without duplication, to the extent not previously distributed with respect to such Series A Unit.  In connection with any redemption pursuant to Part B, Subsection 6, the Series A-2 Base Preference Return shall continue to accrue until the actual payment of the applicable Redemption Price on each applicable Redemption Date.

“Series A-1 Conversion Payment Amount” means with respect to each share of Series A-1 Preferred Stock that previously represented a Series A Unit originally issued on or about June 21, 2011, an amount calculated on the applicable date of conversion (or if later, the date of payment of the Series A-1 Conversion Payment Amount), equal to:

(i)                                     with respect to any conversion on or prior to February 28, 2013, an amount (the “1st Tier Return”) accruing at a rate of forty-three percent (43.0%) per annum (accruing daily and compounding quarterly from and after November 30, 2012 through the earlier of the date of payment or February 28, 2013) on the sum of:  (1) the applicable Series A Original Issue Price and (2) any accrued 1st Tier Return, without duplication, to the extent not previously paid with respect to such Series A Unit;

(ii)                                  with respect to any conversion after February 28, 2013 but prior to June 21, 2015, the sum of:  (x) the 1st Tier Return that accrued as of February 28, 2013; and (y) an amount (the “2nd Tier Return”) accruing at a rate of six percent (6%) per annum (accruing daily and compounding quarterly from and after February 28, 2013 through the earlier of the date of payment and June 21, 2015) on the sum of:  (1) the applicable Series A Original Issue Price, (2) the 1st Tier Return and (3) any accrued 2nd Tier Return, without duplication, to the extent not previously paid with respect to such Series A Unit; or

(iii)                               with respect to any conversion on or after June 21, 2015, the sum of (x) the 1st Tier Return, (y) the 2nd Tier Return that accrued through June 21, 2015 and (z) an amount (the “3rd Tier Return”) accruing at a rate of two percent (2%) per annum (accruing daily and compounding quarterly from and after June 21, 2015 through the date of payment) on the sum of: (1) the applicable Series A Original Issue Price, (2) the 1st

Tier Return, (3) the 2nd Tier Return and (4) any accrued 3rd Tier Return, without duplication, to the extent not previously paid with respect to such Series A Unit.

“Series A-2 Conversion Payment Amount” means with respect to each share of Series A-2 Preferred Stock that previously represented a Series A Unit originally issued on or after November 30, 2012 (the “Measurement Date”), an amount calculated on the applicable date of conversion (or if later, the date of payment of the Series A-2 Conversion Payment Amount), equal to:

(i)                                     with respect to any conversion on or prior to the four (4) year anniversary of the date of issuance of the applicable Series A Unit represented by such share of Series A-1 Preferred Stock (the “Fourth Anniversary”), an amount (the “Base Series A-2 Preferred Return”) accruing at a rate of six percent (6%) per annum (accruing daily and compounding quarterly from and after the original date of issuance of such Series A Unit and continuing to accrue with respect to the applicable share of Series A-2 Preferred Stock through the earlier of the date of payment) on the sum of: (1) the applicable Series A Original Issue Price and (2) any accrued Base Series A-2 Preferred Return, without duplication, to the extent not previously paid with respect to such Series A Unit; and

(ii)                                  with respect to any conversion after the Fourth Anniversary, the sum of (x) the Base Series A-2 Preferred Return that accrued as of the Fourth Anniversary and (y) an amount (the “Back End Series A-2 Preferred Return”) accruing at a rate of two percent (2%) per annum (accruing daily and compounding quarterly from the Fourth Anniversary and through the date of payment) on the sum of: (1) the applicable Series A Original Issue Price, (2) the Base Series A-2 Preferred Return that accrued as of the Fourth Anniversary and (3) any accrued Back End Series A-2 Preferred Return without duplication, to the extent not previously paid with respect to such Series A Unit.

“Series A Conversion Price” is defined in Part B, Subsection 4.1.1.

“Series A Directors” is defined in Part B, Subsection 3.2.

“Series A Liquidation Amount” is defined in Part B, Subsection 2.1(a).

“Series A Original Issue Date” means the date on which the first share of Series A-1 Preferred Stock or Series A-2 Preferred Stock was first issued.

“Series A Original Issue Price” shall be $9.339624 per share of Series A Preferred Stock (subject to appropriate adjustment for equity dividends, equity splits, combinations and other similar recapitalizations affecting such shares).

“Series A Preference Amount” means, with respect to each share of Series A Preferred Stock, an amount equal to the sum of (i) the Series A Original Issue Price, and (ii) any other declared but unpaid dividends or distributions with respect to such share of Series A Preferred Stock.

“Series A Unit” means a Series A Convertible Preferred Unit previously designated as such in accordance with the Fourth Amended and Restated Limited Liability Company Operating Agreement of Wayfair LLC, dated as of March 5, 2014.

“Series B Conversion Price” is defined in Part B, Subsection 4.1.1.

“Series B Liquidation Amount” is defined in Part B, Subsection 2.1(a).

“Series B Original Issue Date” means the date on which the first share of Series B Convertible Preferred Stock was issued.

“Series B Original Issue Price” shall be $26.2261 per share of Series B Preferred Stock (subject to appropriate adjustment for equity dividends, equity splits, combinations and other similar recapitalizations affecting such shares).

“Series B Preference Amount” means, with respect to each share of Series B Preferred Stock, an amount equal to the sum of (i) the Series B Original Issue Price, and (ii) any other declared, but unpaid dividends or distributions with respect to such Series B Preferred Stock.

“Special Series A Distribution” means an aggregate of $15,000,000 in cash that the Corporation’s predecessor company, Wayfair LLC distributed to holders of Series A Convertible Preferred Units of Wayfair LLC and that is treated as an advance of, and immediately reduced, without duplication, each of the Series A-1 Base Preference Return, Series A-2 Base Preference Return, Series A-1 Conversion Payment Amount and the Series A-2 Conversion Payment Amount.

“Subsidiary” means any Person which is controlled, either directly or indirectly, by the Corporation, whether currently in existence or formed in the future, including without limitation, Wayfair LLC, Buyster Pty. Wayfair GmbH, Wayfair Ltd, Wayfair Ltd (BVI) and Wayfair Stores, Ltd.

“Trading Day” means any day on which the Securities Exchange is open for trading.

“Transfer” means with respect to a share of Class B Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law.  A “Transfer” of Class B Common Stock shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock. With respect to any share of capital stock other than a share of Class B Common Stock, a “Transfer” shall mean any direct or indirect, by merger, consolidation, operation of law or otherwise, assignment, sale, offer to sell, issuance, pledge, mortgage, hypothecation, encumbrance, disposition or any other transfer.

“Voting Agreement” means that certain Second Amended and Restated Voting Agreement, dated as of March 5, 2014, by and among the Corporation and the other parties named therein.

“Voting Control” with respect to a share of Class B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

3.                                      That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.                                      That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this      day of October, 2014.

By:
Niraj Shah, President